PURCHASE AGREEMENT
                                  BETWEEN
                      BRITISH AEROSPACE HOLDINGS, INC.
                                    AND
                              REFLECTONE, INC.
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                             PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT ("Agreement"), made and executed as of this 21st day of December, 1995, is by and between BRITISH AEROSPACE
HOLDINGS, INC., a Virginia corporation ("Buyer"), and REFLECTONE,
INC., a Florida corporation ("Seller").

                            RECITALS

     A. Seller is the owner of that certain Reflectone, Inc. - manufactured Jetstream 41 Full Flight Simulator featuring an IVEX Visual System as more particularly described in Exhibit A attached hereto (the "J-41 Simulator"), and related spare parts as more particularly described in Exhibit B attached hereto (the "Spare Parts"). (The J-41 Simulator and the Spare Parts are hereinafter collectively referred to as the ("Equipment").

     B. Seller is the owner of certain computer software programs and source code information prepared by Seller and used in the operation of the J-41 Simulator, including but not limited to the software and source code information described on Exhibit C attached hereto (the "Software").

     C. Seller, through its subsidiary Reflectone Training Systems, Inc. ("RTS"), is the developer and owner of certain training courseware related to the J-41 Simulator, as more particularly described on Exhibit D attached hereto (the "Courseware").

     D. Seller desires to sell the Equipment to Buyer and Buyer is willing to purchase the Equipment pursuant to the terms and conditions of this Agreement.

     E. Seller desires to grant to the Buyer and the Buyer desires to receive from the Seller a perpetual, royalty-free license to use the Software, pursuant to the terms of the Software License Agreement attached hereto as Exhibit E.

     F. Seller desires to sell the Courseware to Buyer and Buyer is willing to purchase the Courseware pursuant to the terms and conditions of this Agreement.

     G. All Exhibits hereto are incorporated into and form a part of this Agreement.

     1.   SUBJECT MATTER OF SALE

          (a) Pursuant to the terms and conditions of this Agreement, Seller does hereby sell the Equipment and the Courseware to Buyer and Buyer hereby purchases the Equipment and the Courseware from Seller. Notwithstanding the foregoing, Buyer acknowledges and agrees that the sale of the Courseware by Seller to Buyer pursuant to this Agreement shall not preclude Seller from developing and selling other simulator or training courseware (including courseware that contains proprietary information, techniques, or methods similar to or derived from those contained in the Courseware).
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          (b) In addition, Seller shall assign to Buyer certain of
Seller's right, title and interest under the purchase agreement for the visual system for the J-41 Simulator between Seller and IVEX Corporation ("IVEX").

     2.   PURCHASE PRICE

          The purchase price for the Equipment and the Courseware
(the "Purchase Price") shall be Eight Million Six Hundred Twenty
Thousand Two Hundred Forty-One Dollars (U.S. $8,620,241.00).

     3.   PAYMENT

          (a) The Purchase Price shall be paid to Seller by Buyer on the date hereof (the "Closing Date").

          (b) The Purchase Price shall be paid in United States currency, in immediately available funds, by Buyer remitting the entirety of the Purchase Price to Seller by wire transfer to a depository in the United States to be designated in writing by Seller.

     4.   DELIVERY

Delivery of the Equipment and the Courseware shall be made on the Closing Date at the current location of the Equipment at the Reflectone Training Center - Dulles at 22070 Broderick Drive, Sterling, Virginia. Title to the Equipment and the Courseware shall pass from Seller to Buyer by Seller delivering to Buyer on the Closing Date a duly executed Bill of Sale in substantially the form attached hereto as Exhibit F (the "Bill of Sale").

     5.   LICENSES

          (a) On the Closing Date and as a condition to the obligations of the Buyer under this Agreement, Seller and Buyer shall execute and deliver a Software License Agreement in substantially the form attached hereto as Exhibit E (the "Software License Agreement"), pursuant to which Seller will grant to Buyer a perpetual nonexclusive license to use the Software solely in connection with the operation, calibration, maintenance, overhaul, upgrade and repair of the J-41 Simulator, subject to the terms and conditions set forth therein.

          (b) On or prior to the Closing Date and as a condition to the obligations of the Buyer under this Agreement, IVEX and Buyer shall execute and deliver a Software License Agreement in substantially the form attached hereto as Exhibit G (the "IVEX License Agreement"), pursuant to which IVEX will grant to Buyer a perpetual nonexclusive license to use certain software related to the visual system of the J-41 Simulator solely in connection with the operation, calibration, maintenance, overhaul, upgrade and repair of the J-41 Simulator, subject to the terms and conditions set forth therein.

     6.   TAXES

The Buyer agrees to pay all taxes, duties and similar obligations that result from the sale of the Equipment and the Courseware
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hereunder including, but not limited to, sales, use, value added, gross receipt and excise taxes imposed upon Buyer or Seller or asserted as a lien or encumbrance against the Equipment or the Courseware as a result of the sale of the Equipment and the Courseware, and Buyer agrees to indemnify, defend and hold Seller harmless from and against any such taxes, duties or similar obligations.

     7.   WARRANTIES.

Upon delivery of the Equipment, Seller shall provide and shall cause IVEX and other J41 Simulator vendors and suppliers to provide to Buyer, limited warranties for the Equipment as set forth on Exhibit H hereof.

     8.   REPRESENTATIONS AND WARRANTIES

Seller represents and warrants to Buyer that, at the time of delivery of the Equipment and the Courseware under this Agreement:

          (a) Seller shall have the lawful right to sell the Equipment and the Courseware in accordance with the terms hereof

          (b) Seller shall have good and marketable legal title to the Equipment and the Courseware free and clear of any and all liens, claims, charges or encumbrances.

          (c) As of the date of the Closing, the J-41 Simulator has been maintained in accordance with the manufacturer's recommended maintenance procedures and has been certified to Level C by the United States Federal Aviation Administration.

          (d) Seller is a duly organized and validly existing corporation in good standing under the laws of its state of incorporation.

          (e) Seller has the power and authority to enter into, execute, deliver and perform under this Agreement, the Bill of Sale, and the Software License Agreement (collectively the "Sale Documents"), and the Sale Documents will constitute, when executed and delivered by Seller, the valid and binding obligations of Seller, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general principles of equity.

          (f) The execution and delivery by Seller of the Sale Documents and the performance by Seller of its obligations thereunder have been duly authorized by all necessary action on the part of Seller and do not violate, conflict with, constitute a breach of or result in any default under or require any consent or approval by any third party under (i) any provision of Seller's Articles of Incorporation or By-Laws, or (ii) any law or any order, writ, injunction, restriction, decree, rule or regulation of any court, administrative agency or any other governmental authority applicable to Seller or (iii) any material agreement to which Seller is a party or by which Seller is bound.

          (g)  No consent, approval, authorization, order,
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registration or qualification of or with any court or regulatory authority or other governmental body having jurisdiction over Seller or any other person or entity, the absence of which would adversely affect the legal and valid execution, delivery and performance by Seller of this Agreement, is required.

          (h) There is no litigation, investigation or proceeding of or before any arbitrator or governmental authority pending or threatened by or against Seller or against any of its properties or revenues which, if adversely determined, would have a material adverse effect on the ability of Seller to perform its obligations hereunder.

          (i)  EXCEPT AS OTHERWISE SPECIFICALLY SET FORTH HEREIN,
SELLER MAKES NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING
WARRANTIES AS TO MERCHANTABILITY OR AS TO THE FITNESS OF THE
EQUIPMENT OR THE COURSEWARE FOR ANY PARTICULAR USE OR PURPOSE, AND SHALL NOT BE LIABLE FOR ANY LOSS OR DAMAGE, DIRECTLY OR INDIRECTLY, ARISING FROM THE USE OF SUCH EQUIPMENT OR COURSEWARE OR FOR
CONSEQUENTIAL DAMAGES.

     9.   INDEMNIFICATION

          (a) Seller shall indemnify, protect, defend and hold Buyer and its directors, officers, agents and employees harmless from and against any and all loss, liability, damage, claim, suit, cost or expense (including, without limitation, court costs and reasonable attorney's fees) which may arise out of, or result from any breach by Seller of any of its representations and warranties set forth in Section 8(a) above.

          (b) In the event any claim for indemnification hereunder arises on account of a claim or action made or instituted by a third person against an indemnified party, the indemnified party shall notify the indemnifying party promptly after receipt of notice that such a claim or action is being made or was instituted. The indemnifying party shall be entitled to control the defense of any such claim or action by counsel of its own choosing. If the indemnifying party shall control the defense of such claim or action, the same shall not be settled without prior written consent of the indemnified party.

     10.  APPLICABLE LAW

          This Agreement shall in all respect be governed by and construed in accordance with the laws of the Commonwealth of Virginia without regard to its conflicts laws.

     11.  NOTICES

          All notices and requests required or authorized shall be given in writing and submitted by personal delivery or by registered or certified mail, return receipt requested, or by overnight delivery service (i.e., Federal Express) or telecopier. The date upon which any such notice or request is received by the addressee shall be deemed to be the effective date of such notice or request. Notices and requests addressed by Buyer shall be as follows:

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          British Aerospace Holdings, Inc.
          22070 Broderick Drive
          Sterling, Virginia 20166
          Attention: General Counsel
          Telecopier: (703) 406-1250

Notices and requests addressed by Seller shall be as follows:

          Reflectone, Inc.
          4908 Tampa West Blvd.
          Tampa, Florida 33684
          Attention: Chief Financial Officer
          Telecopier: (813) 887-3964

     12.  FEES AND EXPENSES

          With respect to the transaction contemplated by this Agreement, each party shall be responsible for its own fees and costs, including but not limited to, the fees and costs of its own respective legal counsel. In any action or proceeding between the parties, or any of them, to enforce any of the provisions of this Agreement, to prevent the breach hereof, to seek damages on account of a breach, to seek a declaration of the rights and obligations of the parties hereunder or in which the provisions of this Agreement are asserted as a defense, regardless of whether the action or proceeding is prosecuted to judgment and in addition to any other remedy, the unsuccessful party shall pay the successful party all costs and expenses, including reasonable attorneys' fees, incurred therein by the successful party.

     13.  MISCELLANEOUS

          (a) Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          (b) CounterParts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

          (c) Assignment: Successors and Assigns. Neither this Agreement nor any of the rights and obligations hereunder may be assigned by either party without the prior written consent of the other. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and no other person shall have any right, benefit or obligations hereunder.

          (d) Waiver: Amendment. No term or provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party or other person against whom enforcement of the change, waiver, discharge or termination is sought; and any waiver of the terms thereof shall be
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effective only in the specific instance and for the specific purpose given. This Agreement may be amended only by written agreement executed by the parties hereto.

          (e) Headings. The headings of the various Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof

          (f) Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties with respect to the subject matter hereof and, as of its effective date, terminates and supersedes all prior and independent agreement or understandings between the parties covering the same subject matter.

          (g) Survival. The representations, warranties, indemnities, covenants and disclaimers made herein and the rights and obligations of the parties set forth herein, shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

          (h) Further Assurances. Each party hereto shall execute and deliver all such further instruments and documents as may reasonably be requested by the other party in order to fully carry out the intent and accomplish the purposes of the Sale Documents and the transactions contemplated thereby, including without limitation, any reasonable instruments or documents required by the Buyer.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written by their officers or agents thereunto duly authorized.


                              BRITISH AEROSPACE HOLDINGS, INC.

                              By:         Paul L. Harris
                                 ____________________________

                              Its: Senior Vice President and
                                   General Manager



                              REFLECTONE, INC.

                              By:      Richard W. Welshhans
                                 ____________________________

                              Its: Vice President & Chief
                                   Financial Officer
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